NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE

USD$450,000                                                     October 16, 2000


                  FOR VALUE RECEIVED, ACCESSPOINT CORPORATION, a Nevada corporation with offices at 38 Executive Park, Suite 350, Irvine, California, 92614 (the "Company") promises to pay to the order of RoyCap Inc., a Canadian Corporation, (the "Holder"), or to such other person or at such other place as the Holder may designate from time to time in writing, the outstanding amount of Four Hundred and Fifty Thousand Dollars ($450,000) in lawful money of the United States of America.

1. MATURITY. The amount outstanding under this Note will be immediately due and payable on October 16, 2001 (the "Maturity Date").

2. INTEREST. This Note shall bear interest at the rate of eight percent (8%) per annum on the outstanding principal balance hereunder. Such interest shall be payable semi-annually in arrears by a payment in cash, or at the Company's option, by delivery of shares of Common Stock calculated in the manner set out in paragraph 3 below provided that such stock has been registered pursuant to a Registration Statement that has been declared effective by the SEC and remains effective on the date of payment.

3. CONVERSION. This Note shall be convertible at the option of the Holder into a number of shares of common stock of the Company, par value $.001 per share (the "Common Stock"), equal to the face value of this Note divided by the lower of
(a) the average of the lowest non-consecutive three (3) day volume weighted average price of all sales of shares of Common Stock of the Company during the last twenty (20) trading days ending the day prior to the date a written notice is received by the Company that the Holder has exercised a conversion right hereunder and (b) ninety (90%) per cent of the volume weighted average price of all sales of shares of Common Stock of the Company on the Closing Date.

4. SECURITY. As Security for the Company's obligations hereunder the Company and its subsidiary will execute and deliver to the Holder the security agreement (the "Security") in the form attached hereto as Schedule A. The Security shall form a junior charge on the collateral as such term is defined in the Security subject only to the rights of Chase Merchant Services, L.L.C. and The Chase Manhattan Bank (collectively "Chase") pursuant to that certain Merchant Program Processing Agreement. The Company shall register and maintain a registration of the Security under the Uniform Commercial Code.

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


5. EVENTS OF DEFAULT. The occurrence of one or more of the following events (after the expiration of any stated notice or cure period) shall constitute an event of default ("Event of Default") hereunder and shall result in the holder being deemed to have made a demand for payment:

(a) The Company shall fail to make any payment due to the Holder under this Debenture after the same shall become due and payable;

(b) If the Company becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it, and if contested by it, not dismissed or stayed within ninety (90) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by the Company; if any order for relief is entered relating to any of the foregoing proceedings; if the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

(c) The Company fails to perform in accordance with any other terms or conditions in this Note or the Security and the Company has failed to cure the same within five (5) days following its receipt of written notice of said Event of Default hereunder or of a default thereunder;

(d) The Company sells or otherwise transfers substantially all of its assets, discontinues its business, voluntarily or involuntarily dissolves, or more than fifty percent (50%) of the voting power of the equity of the Company is transferred to a single acquirer or group of acquirers acting in concert in a single transaction or series of related transactions.

6. REMEDIES. Upon the occurrence of any Event of Default, at the option of the Holder, the Holder may exercise any and all other rights and remedies at law or in equity.

7.       REMEDIES CUMULATIVE, ETC.

(a) No right or remedy conferred upon or reserved to the Holder hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

(b) The Company agrees that any action or proceeding against it to enforce this Debenture may be commenced in state or federal court in any county in the State of Delaware.

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


8. COSTS AND EXPENSES. Following the occurrence of any Event of Default, the Company shall pay upon demand all costs and expenses (including all attorneys' fees and expenses) incurred by the Holder in the exercise of any of its rights, remedies or powers to enforce this Debenture.

9. NOTICES. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

         If to the Company:                 Accesspoint Corporation
                                            38 Executive Park, Suite 350
                                            Irvine, California 92614
                                            U.S.A.
                                            Attn:  Tom Djokovich
                                            Tel:  (949) 852-8526
                                            Fax:  (949) 852-8527

         With copies to:                    Floratos, Loll & Devine
                                            18831 Von Karman Ave., Suite 225
                                            Irvine, CA 92612
                                            U.S.A.
                                            Attn:  Robert A. Loll, Esq.
                                            (949) 553-1910
                                            (949) 553-0750

         If to the Purchaser:               RoyCap, Inc.
                                            4100 Yonge St., Suite 504
                                            Toronto, Ontario M2P 2G2
                                            Canada
                                            Attn:  Steven Rider
                                            Tel:  (416) 266-9921
                                            Fax:  (416) 221-1253

         With copies to:                    Fogler, Rubinoff, LLP
                                            Suite 4400 Royal Trust Tower
                                            Toronto Dominion Centre
                                            Toronto, Ontario M5K 1G8
                                            Canada
                                            Attn:  Michael Slan, Esq.
                                            Tel:  (416) 941-8857
                                            Fax:  (416) 941-8852

         Such notice shall be deemed to be given when received if delivered personally or three (3) business days after the date mailed to a recipient in the same country as the sender, or seven (7) business days to any other recipient. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set

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

forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

10. SEVERABILITY. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11. SUCCESSORS AND ASSIGNS. This Note inures to the benefit of the Holder and binds the Company, and its respective successors and assigns, and the words "Holder" and "The Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

12. ENTIRE AGREEMENT. This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

13. MODIFICATION OF AGREEMENT. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Company and the Holder.

14. NO PRESENTMENT, ETC. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, Event of Default or enforcement of this Note.

15. NO WAIVER. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver shall be in writing and signed by the Holder. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

16. GOVERNING LAW. This Note shall be governed by and construed in accor-dance with the laws of the State of California. Venue in action arising by reason of this Note shall lie exclusively in Orange County, California.

         IN WITNESS WHEREOF, The Company has duly executed this Note this 16th day of October, 2000.

                                            ACCESSPOINT CORPORATION

                                            By:  TOM M. DJOKOVICH
                                            ------------------------------------
                                            Tom M. Djokovich,
                                            Chief Executive Officer


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